     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 3, 2001
                                                          FILE NO. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                          CUBIST PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                              22-3192085
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                      24 EMILY STREET, CAMBRIDGE, MA 02139
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                          CUBIST PHARMACEUTICALS, INC.
                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)




                            SCOTT M. ROCKLAGE, PH.D.
    Chairman of the Board of Directors, President and Chief Executive Officer
                          CUBIST PHARMACEUTICALS, INC.
                                 24 Emily Street
                         Cambridge, Massachusetts 02139
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (617) 576-1999
           TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE


                                   COPIES TO:

                               JULIO E. VEGA, ESQ.
                            MATTHEW J. CUSHING, ESQ.
                                BINGHAM DANA LLP
                               150 Federal Street
                              Boston, MA 02110-1726
                                 (617) 951-8000

                         CALCULATION OF REGISTRATION FEE

                                             PROPOSED         PROPOSED
                                AMOUNT       MAXIMUM           MAXIMUM          AMOUNT OF
         TITLE OF                TO BE    OFFERING PRICE      AGGREGATE       REGISTRATION
SECURITIES TO BE REGISTERED   REGISTERED    PER SHARE      OFFERING PRICE          FEE
Common Stock,
$0.001 par value...........   1,080,359     $28.39(1)     $30,671,392.01(1)     $7,667.85

(1) The proposed maximum offering price has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. It is not known how many of these shares will be purchased or at what price. The estimate of the proposed maximum aggregate offering price has been calculated based on the offering of all 1,080,359 shares registered hereunder pursuant to the grant of stock options under the Plan exercisable for all of such shares, at an exercise price of $28.39 per share, which is the average of the high and low prices of the Registrant's Common Stock as listed on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System on April 26, 2001.

     Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the Prospectus relating to this Registration Statement is a combined Prospectus that relates also to the Registration Statement on Form S-8 (File No. 333-49522) previously filed by the Registrant on November 8, 2000, which registers 1,000,000 shares of Common Stock, Registration Statement on Form S-8 (File No. 333-32178) previously filed by the Registrant on March 10, 2000, which registers 844,573 shares of Common Stock, the Registration Statement on Form S-8 (File No. 333-65385) previously filed by the Registrant on October 6, 1998, which registers 655,427 shares of Common Stock, and the Registration Statement on Form S-8 (File No. 33-25707) previously filed by the Registrant on April 23, 1997, which registers 1,500,000 shares of Common Stock. A filing fee in the amount of $25,959.29 was previously paid with respect to such shares.

                                EXPLANATORY NOTE

     On April 23, 1997, we filed a Registration Statement on Form S-8 (File No. 333-25707) (referred to in this document as, the "First Registration Statement") to register under the Securities Act of 1933, as amended, 1,500,000 shares of common stock, par value $0.001 per share, issuable by us under the Plan. On October 6, 1998, we filed a Registration Statement on Form S-8 (File No. 333-65385) (referred to in this document as the "Second Registration Statement") to register under the Securities Act an additional 655,427 shares of our common stock issuable by us under the Plan. On March 10, 2000, we filed a Registration Statement on Form S-8 (File No. 333-32178) (referred to in this document as the "Third Registration Statement") to register under the Securities Act an additional 844,573 shares of our common stock issuable by us under the Plan. On November 8, 2000, we filed a Registration Statement on Form S-8 (File No. 333-49522) (referred to in this document as the "Fourth Registration Statement") to register under the Securities Act an additional 1,000,000 shares of our common stock issuable by us under the Plan. By the terms of the Plan, since the time of the filing of the Fourth Registration Statement, the aggregate number of shares of our common stock subject to issuance under the Plan automatically increased from 4,000,000 to 5,080,359.

     This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of the additional 1,080,359 shares of our common stock subject to issuance upon exercise of stock options that may be granted under the Plan at any time or from time to time after the date hereof under the Plan. Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates herein by reference the contents of the First Registration Statement, Second Registration Statement, Third Registration Statement and Fourth Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     o Annual Report on Form 10-K for the year ended December 31, 2000, filed on April 2, 2001;

     o the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 17, 1996, including any amendments or reports filed for the purpose of updating that description; and

     o the description of the preferred stock purchase rights for our Series A Junior Participating Preferred Stock contained in our registration statement on Form 8-A filed with the SEC on August 2, 1999, including any amendments or reports filed for the purpose of updating that description.

     You may request a copy of these filings at no cost (other than exhibits unless those exhibits are specifically incorporated by reference herein) by writing, telephoning or e-mailing us at the following address:

                          Cubist Pharmaceuticals, Inc.
                          24 Emily Street
                          Cambridge, MA 02139
                          Attn: Thomas A. Shea
                          (617) 576-1999
                          e-mail: tshea@cubist.com

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS OR COUNSEL

     Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

     The Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, copies of which are filed herein as Exhibits 3.1 and 3.2, provide for advancement of expenses and indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions to the fullest extent permissible under Delaware law.

     The Company intends to maintain insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


ITEM 8. EXHIBITS

     The following exhibits are filed as part of this Registration Statement:

     3.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3 to Cubist's Quarterly Report on Form 10-Q filed on August 12, 1999) (File no. 000-21379).

     3.2 Amended and Restated By-Laws of the Registrant, as amended to date. (incorporated by reference to Exhibit 3.4, Registration No. 333-6795).

     4.1 Specimen certificate for shares of Common Stock (incorporated by reference to Exhibit 3.4 to Cubist's Registration Statement on Form S-1) (Registration No. 333-6795).

     4.2 Rights Agreement dated as of July 21, 1999 between Cubist and BankBoston, N.A. as Rights Agent (incorporated by reference to Exhibit
         99.1 to Cubist's Report on Form 8-K filed on July 30, 1999) (File no. 000-21379).

     4.3 First Amendment, dated as of March 7, 2000, to the Rights Agreement, dated as of July 21, 2000 between the Company and Fleet National Bank f/k/a BankBoston, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form 8-A/A filed on March 9, 2000) (File No. 000-21379).

     4.4 Form of Amended Rights Certificate (incorporated herein by reference to
         Exhibit 4.4 to the Company's Registration Statement on Form 8-A/A filed on March 9, 2000) (File No. 000-21379).

     5 Opinion and Consent of Bingham Dana LLP with respect to the legality of the shares being registered.

    23.1 Consent of Bingham Dana LLP (included in Exhibit 5).

    23.2 Consent of PricewaterhouseCoopers LLP.

    23.3 Consent of KPMG LLP.

    24   Power of Attorney (included in signature page to Registration
         Statement).

ITEM 9. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "SECURITIES ACT"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 30th day of April, 2001.

                               CUBIST PHARMACEUTICALS, INC.


                               By: /s/ Scott M. Rocklage
                                   --------------------------------------------
                                   Scott M. Rocklage, Ph.D.
                                   Chairman of the Board of Directors,
                                   President and Chief Executive Officer



                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Scott M. Rocklage and Thomas A. Shea and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                                       TITLE                                DATE
/s/ Scott M. Rocklage                    Chairman of the Board of Directors,          April 30, 2001
------------------------------------     President, Chief Executive Officer and
Scott M. Rocklage                        Director (Principal Executive Officer)

/s/ Thomas A. Shea                       Vice President and Chief Financial           April 30, 2001
------------------------------------     Officer
Thomas A. Shea

/s/ Susan Bayh                           Director                                     April 30, 2001
------------------------------------
Susan Bayh

/s/ Barry M. Bloom                       Director                                     April 30, 2001
------------------------------------
Barry M. Bloom

/s/ John K. Clarke                       Director                                     April 30, 2001
------------------------------------
John K. Clarke

/s/ David Martin                         Director                                     April 30, 2001
------------------------------------
David Martin

/s/ Walter Maupay                        Director                                     April 30, 2001
------------------------------------
Walter Maupay

/s/ Paul R. Schimmel                     Director                                     April 30, 2001
------------------------------------
Paul R. Schimmel

/s/ John Zabriskie                       Director                                     April 30, 2001
------------------------------------
John Zabriskie

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                               DESCRIPTION

 3.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3 to Cubist's Quarterly Report on Form 10-Q filed on August 12, 1999) (File No. 000-21379).

 3.2 Amended and Restated By-Laws of the Registrant, as amended to date. (incorporated by reference to Exhibit 3.4, Registration No. 333-6795).

 4.1 Specimen certificate for shares of Common Stock (incorporated by reference to Exhibit 3.4 to Cubist's Registration Statement on Form S-1) (Registration No. 333-6795).

 4.2 Rights Agreement dated as of July 21, 1999 between Cubist and BankBoston, N.A. as Rights Agent (incorporated by reference to Exhibit
        99.1 to Cubist's Report on Form 8-K filed on July 30, 1999) (File No. 000-21379).

 4.3 First Amendment, dated as of March 7, 2000, to the Rights Agreement, dated as of July 21, 2000 between the Company and Fleet National Bank f/k/a BankBoston, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form 8-A/A filed on March 9, 2000) (File No. 000-21379)

 4.4    Form of Amended Rights Certificate (incorporated herein by reference to
        Exhibit 4.4 to the Company's Registration Statement on Form 8-A/A filed on March 9, 2000) (File No. 000-21379)

 5 Opinion and Consent of Bingham Dana LLP with respect to the legality of the shares being registered.

23.1    Consent of Bingham Dana LLP (included in Exhibit 5).

23.2    Consent of PricewaterhouseCoopers LLP.

23.3    Consent of KPMG LLP.

24      Power of Attorney (included in signature page to Registration
        Statement).